QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 33-65980, Post-Effective Amendment No. 1 to Registration Statement No. 33-77526 and Registration Statement No. 333-70477 on Form S-8 and in Registration Statement No. 333-107476 on Form S-3 of our reports dated March 8, 2006, relating to the financial statements and financial statement schedule of Fossil, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Fossil, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 8, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM